                                                                    EXHIBIT 99.1

                              PETSVETSANDYOU, INC.

                             SUBSCRIPTION AGREEMENT


         I, THE UNDERSIGNED SUBSCRIBER (the "Subscriber"), hereby subscribe to PETSVETSANDYOU, INC., a Florida corporation (the "Corporation"), to purchase of the units of the Corporation (the "Units") being offered through the securities offering described below. The total purchase price for the Units I am subscribing for is $ Dollars ($1,000 per Unit). I understand the minimum purchase required is two (2) Units ($2,000).

         THE OFFERING.


         By subscribing for the Units, I acknowledge my understanding of the following:

         (a) The Corporation is conducting a registered offering of its securities in which it is offering 35,000 Units, each consisting of 120 shares of the Class A Common Stock (par value $.005) and 40 shares of the Preferred Stock (par value $.005) in the Corporation. The purchase price for each Unit is $1,000, based on a price of $6.25 per share of Class A Common Stock and $6.25 per share of the Preferred Stock.

         (b) A minimum of 500 Units or 1,225 Units, depending on the minimum offering requirement of a Subscriber's state of residence, and a maximum of 35,000 Units, are being offered for sale by the Corporation (without commission) at $1,000 per Unit in the Offering (a total minimum offering amount of $500,000 ($1,225,000 in certain states) and a total maximum offering amount of $35,000,000). All amounts received by the Corporation prior to attaining the minimum offering amount will be held in one of two separate escrow accounts depending on a minimum offering amount requirement of $500,000 or $1,225,000, by The Bank of Tampa, as Escrow Agent. Once the applicable minimum offering amount has been raised, the Corporation will then be entitled to receive out of the escrow account all funds paid for the Units into the applicable escrow account and to have such amounts become the property of, and be immediately available for use by, the Corporation.

         THE SUBSCRIPTION.

         (a) I am subscribing for the Units as indicated above and am paying for my subscription by check or major credit card (Visa/MasterCard/American Express/Discover). I understand that this subscription must be accompanied by the investor information requested at the end of this Subscription Agreement. I further understand that this subscription must be accompanied by a check made payable to "The Bank of Tampa, PVY Escrow Agent" for the total purchase price or, if payment is to be made by credit card, the credit card information requested at the end of this Subscription Agreement. The Corporation will not accept my subscription unless the investor information is completed in full and a check or the requested credit card information is enclosed. Incomplete or inaccurate information may result in the rejection of my subscription.



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         (b)      I understand that the Corporation has the right to reject my subscription in whole or in part at any time prior to acceptance. I also understand that if the Corporation rejects this Subscription Agreement because of a misrepresentation, falsification, or any misstatement on my part, the purchase will be credited back to my credit card, or returned by check to me, less any credit card, check processing, or similar fees charged to the Corporation. If, however, the offering is withdrawn or if the Corporation rejects this subscription for other than incorrect investor information being given by me, then the purchase price for the Unit(s) will be credited back to my credit card or returned by check to me in the full amount of my subscription, with interest.

         REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

         In order to induce the Corporation to accept this subscription, I hereby represent and warrant to, and agree with, the Corporation as follows:

         (a) I hold a Doctor of Veterinary Medicine degree from, or am in my final academic year of veterinary at, [provide name of school and date of graduation]

_______________________________________________________________________________.

         (b) My residence as set forth below is true and correct, and I have no present intention of becoming a resident or domiciliary of any other state or jurisdiction.

         (c) I have received, read, and understood the matters set forth in the offering Prospectus to which this Subscription Agreement is attached. Neither the Corporation nor any of its officers, directors, representatives, agents, employees, or affiliates has made any representations or warranties, oral or otherwise, to me concerning the Corporation or the offering, other than those contained in the Prospectus. I also understand that I may access the full registration statement relating to the offering that was filed with the Securities and Exchange Commission at www.sec.gov.

         (d) All the information I have provided to the Corporation in this Subscription Agreement, including the Individual Subscriber Information, is true, accurate, and complete.













                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the undersigned Subscriber has executed this
Subscription Agreement this ______ day of _________________________, 2001.



NUMBER OF UNIT(S) _______.           IF INDIVIDUAL SUBSCRIBER(S):



                                     -------------------------------------------
                                     (Signature)


                                     -------------------------------------------
                                     Print Name:


                                     IF CORPORATE OR OTHER ENTITY SUBSCRIBER:


                                     Subscriber:
                                                --------------------------------


                                     By:
                                             -----------------------------------


                                     Title:
                                             -----------------------------------





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                              INDIVIDUAL SUBSCRIBER
                              INVESTOR INFORMATION

NUMBER OF UNIT(S)
                     -------------------

SUBSCRIPTION AMOUNT $
                     -------------------

SUBSCRIBER:


----------------------------------------     ---------------------------------
Last Name, First, Middle Initial             Social Security Number
[please print]



Residence:


----------------------------------------
Number and Street


----------------------------------------
City, State            Zip Code



I OBTAINED MY VETERINARY DEGREE FROM:        RESIDENCE:


----------------------------------------     ---------------------------------
                                             Number and Street


                                             ---------------------------------
Class Year:-------------                     City, State              Zip Code


E-MAIL ADDRESS:


----------------------------------------


BUSINESS ADDRESS:                            TELEPHONE NUMBERS:


----------------------------------------     Residence:
Number and Street                                      -------------------------


----------------------------------------     Business:
City, State            Zip Code                        -------------------------



SEND MAIL TO:      (check one)
                      Business
                      Residence



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                     CORPORATE (OR OTHER ENTITY) SUBSCRIBER
                              INVESTOR INFORMATION


NUMBER OF UNIT(S)
                      -------------

SUBSCRIPTION AMOUNT $
                      -------------


SUBSCRIBER (This includes corporations, partnerships, and other business entities, as well as trusts, IRAs, and custodial investments. Persons controlling subscribing entities must otherwise be eligible to purchase Units on an individual basis in order for the entity to be eligible.):




------------------------------------------------------     -------------------------------------
Name of Corporate or Other Non-Individual Subscriber       Taxpayer Identification Number


Name of Officer or Authorizing Agent:
                                                           -------------------------------------
------------------------------------------------------     State of Organization


Title:
      ------------------------------------------------     -------------------------------------
                                                           Date of Formation


VETERINARY DEGREES OF OWNERS/PRINCIPALS OBTAINED FROM:

(PROVIDE FOR ALL OWNERS, TRUSTEES, CUSTODIANS, BENEFICIARIES, AND OTHERS, AS APPLICABLE)

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------


Class Years:
            --------------------


ADDRESS OF PRINCIPAL PLACE OF BUSINESS:           MAILING ADDRESS IF DIFFERENT:


---------------------------------------------     ------------------------------
Number and Street                                 Number and Street


---------------------------------------------     ------------------------------
City, State                      Zip Code         City, State           Zip Code

Attention:
          -----------------------------------


---------------------------------------------
Business Telephone Number


E-MAIL ADDRESS:


---------------------------------------------



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                             CREDIT CARD INFORMATION


The information on this page must be completed in order for the Corporation to accept this Subscription Agreement.

Number of Units Purchased:
                                     -------------


Purchase Amount:                   $
                                     -------------


Credit Card Number:
 (choose one)                        -------------------------------------------
                                     Visa/Mastercard/American Express/Discover


Name as it appears on the Card:
                                     -------------------------------------------

Expiration Date:
                                     -------------------------------------------

Address:
                                     -------------------------------------------
                                     Number and Street


                                     -------------------------------------------
                                     City, State                       Zip Code



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                        CONSENT TO ELECTRONIC DELIVERY OF
                      CORPORATE AND SHAREHOLDER INFORMATION


I HEREBY CONSENT TO CONFIRMATION OF THE CORPORATION'S RECEIPT OF MY SUBSCRIPTION AND ANY AND ALL FURTHER CORPORATE COMMUNICATIONS (OR NOTICES OF CORPORATE INFORMATION AVAILABLE ON THE CORPORATION'S WEB SITE) TO BE PROVIDED TO ME AT THE E-MAIL ADDRESS LISTED ABOVE. I HEREBY AGREE TO NOTIFY THE CORPORATION BY E-MAIL OF ANY CHANGE IN THE INFORMATION PROVIDED BY ME IN THIS SUBSCRIPTION THAT MAY OCCUR AT ANY TIME IN THE FUTURE. I UNDERSTAND, HOWEVER, THAT SOME INFORMATION MAY STILL BE PROVIDED IN PAPER FORM BY U.S. MAIL.


         CONSENT TO E-MAIL DELIVERY
                                   --------
                                   (Initial)


I WOULD PREFER THAT YOU SEND ALL SHAREHOLDER CORRESPONDENCE TO ME BY U.S. MAIL.


         PREFER U.S. MAIL DELIVERY
                                   --------
                                   (Initial)






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